                                  WEIGHTED AVERAGE SHARES
                          Twelve Months Ended December 31, 1995

                                                          PRIMARY        FULLY
                                                          -------        -----

       A.  Common Stock                                   424,868       424,868

           427,485  12-31-94  (Bal. Fwd.)
           427,485  to 01-23-95  22 days  =     9,404,670
           426,109  to 01-31-95   8 days  =     3,408,872
           425,559  to 03-06-95  34 days  =    14,469,006
           425,449  to 04-14-95  39 days  =    16,592,511
           425,009  to 06-14-94  61 days  =    25,925,549
           424,259  to 12-31-95 201 days  =    85,276,059

                                365 days  =   155,076,667

       Average shares outstanding for period =    424,868



              Options - Fully                              35,229
              -------   -------

        Use Higher of Year End Price
            or Average Price

          Year End Price = $26.00
          Ave Price      = $24.00

         Use Year End Price of $26.00


      MZ       1,100 X (26.00 - 12.27)  =   581
                       ---------------
                            26.00

      FD         550 X (26.00 - 12.27)  =   290
                       ---------------
                            26.00

      SN       8,250 X (26.00 - 10.45)  = 4,934
                       ---------------
                            26.00

      MZ       1,000 X (26.00 - 10.00)  =   615
                       ---------------
                            26.00

      SN      10,000 X (26.00 - 10.00)  = 6,154
                       ---------------
                            26.00

      SN      15,689 X (26.00 - 10.00)    9,655
                       ---------------
                            26.00

      SN       8,333 X (26.00 - 12.00)  = 4,487
                       ---------------
                            26.00

      MZ       2,900 X (26.00 - 13.50)  = 1,394
                       ---------------
                            26.00

      TW         400 X (26.00 - 12.25)  =   212
                       ---------------
                            26.00

      SN         978 X (26.00 - 13.25)  =   480
                       ---------------
                            26.00

      DD       2,500 X (26.00 - 13.00)  = 1,250
                       ---------------
                            26.00

      MZ       1,045 X (26.00 - 13.00)  =   523
                       ---------------
                            26.00

      FD       1,950 X (26.00 - 13.00)  =   975
                       ---------------
                            26.00

      AC         400 X (26.00 - 13.00)  =   200
                       ---------------
                            26.00


      TW       1,500 X (26.00 - 13.00)  =   750
                       ---------------
                            26.00

      SN       4,000 X (26.00 - 17.75)  = 1,269
                       ---------------
                            26.00

      MZ       2,000 X (26.00 - 17.75)  =   635
                       ---------------
                            26.00

      DD       1,000 X (26.00 - 17.75)  =   317
                       ---------------
                            26.00

      TW       1,000 X (26.00 - 17.75)  =   317
                       ---------------
                            26.00

      FD         500 X (26.00 - 17.75)  =   159
                       ---------------
                            26.00

      AC         100 X (26.00 - 17.75)  =    32
                       ---------------
                            26.00

              Options - Primary                                          32,731
              -------   -------

               Average Price for the Year
                    01-01-95 = $22.00
                    12-31-95 = $26.00
               Average Price = $24.00

      MZ       1,100 X (24.00 - 12.27)  =   538
                       ---------------
                            24.00

      FD         550 X (24.00 - 12.27)  =   269
                       ---------------
                            24.00

      SN       8,250 X (24.00 - 10.45)  = 4,658
                       ---------------
                            24.00

      MZ       1,000 X (24.00 - 10.00)  =   583
                       ---------------
                            24.00

      SN      10,000 X (24.00 - 10.00)  = 5,833
                       ---------------
                            24.00

      SN      15,689 X (24.00 - 10.00)    9,152
                       ---------------
                            24.00

      SN       8,333 X (24.00 - 12.00)  = 4,167
                       ---------------
                            24.00

      MZ       2,900 X (24.00 - 13.50)  = 1,269
                       ---------------
                            24.00

      TW         400 X (24.00 - 12.25)  =   196
                       ---------------
                            24.00

      SN         978 X (24.00 - 13.25)  =   438
                       ---------------
                            24.00

      DD       2,500 X (24.00 - 13.00)  = 1,146
                       ---------------
                            24.00

      MZ       1,045 X (24.00 - 13.00)  =   479
                       ---------------
                            24.00

      FD       1,950 X (24.00 - 13.00)  =   894
                       ---------------
                            24.00

      AC         400 X (24.00 - 13.00)  =   183
                       ---------------
                            24.00

      TW       1,500 X (24.00 - 13.00)  =   687
                       ---------------
                            24.00

      SN       4,000 X (24.00 - 17.75)  = 1,042
                       ---------------
                            24.00

      MZ       2,000 X (24.00 - 17.75)  =   521
                       ---------------
                            24.00

      DD       1,000 X (24.00 - 17.75)  =   260
                       ---------------
                            24.00

      TW       1,000 X (24.00 - 17.75)  =   260
                       ---------------
                            24.00

      FD         500 X (24.00 - 17.75)  =   130
                       ---------------
                            24.00

      AC         100 X (24.00 - 17.75)  =    26
                       ---------------
                            24.00


      TOTAL SHARES 4TH QUARTER                            459,488       456,990
                                                          =======       =======

      TOTAL SHARES YEAR END                               460,097       457,599
                                                          =======       =======

      NET INCOME 4TH QUARTER                             $433,702      $433,702
                                                          =======       =======

      NET INCOME YEAR END 1996                         $1,315,507    $1,315,507
                                                        =========     =========

      EARNINGS PER SHARE 4TH QTR                           $ .94         $ .95
                                                          =======       =======

      EARNINGS PER SHARE YTD                               $2.86         $2.87
                                                          =======       =======